Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this registration statement Post Effective Amendment No. 1 to Form SB-2 (File No. 333-113980) of our report, which includes an explanatory paragraph relating to the Company’s ability to continue as a going concern, dated February 19, 2005, on our audits of the consolidated financial statements of VioQuest Pharmaceuticals, Inc. We also consent to the reference to our firm under the caption “Experts.”

Roseland, New Jersey
April 8, 2005